Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
SUNTERRA CORPORATION
ARTICLE I
STOCKHOLDERS
     Section 1. Annual Meeting. The annual meeting of stockholders of Sunterra Corporation (the “Corporation”) shall be held each year at the principal office of the Corporation in the State of Maryland, or at such other place as may be determined the Board of Directors, during the month of June, at such date, hour and place within or without the State as may be fixed by the Board of Directors for the purpose of election of Directors and for the transaction of such other business as may properly come before the meeting. Failure to hold an annual meeting shall not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.
     Section 2. Special Meeting. A special meeting of stockholders may be called by any two (2) members of the Board of Directors or by the Chairman of the Board or President to be held at the principal office of the Corporation in the State of Maryland, or at such other place as may be determined by the Board of Directors when such meeting is called. Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than 20% of all the votes entitled to be cast at such meeting; provided, however, unless requested by stockholders entitled to cast a majority of all votes entitled to be cast at such meeting, a special meeting need not be called for the purpose of considering any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months. Such request shall state in general terms the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting.
     Section 3. Notice. Not less than 10 nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by law, the purpose for which the meeting is called. Except as otherwise provided by law or these Bylaws, whenever notice is required by law or these Bylaws to be given to a stockholder, it shall be construed to mean either (i) written notice personally served against written receipt at the address that appears for that person on the books of the Corporation, (ii) written notice transmitted by mail, by depositing the notice in a post office or letter box, in a postage paid envelope, addressed to the stockholder at the address that appears for that person on the books of the Corporation or, in default of any other address for a stockholder, at the general post office situated in the city or county of his or her residence, which notice shall be deemed to be given at the time it is thus mailed, or (iii) written notice transmitted by electronic mail to any electronic mail address as designated in writing by the stockholder, or by any other electronic means. A stockholder waives notice if, before or after the meeting, the stockholder signs a waiver of notice which is filed with the records of Stockholders’ meetings or is present at the meeting in person or by proxy.
     Section 4. Notice of Stockholder Business. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business, including any nomination for election of Directors, must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who complies with the notice procedures set forth in this Section 4.
     For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action. To be timely, such notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely any such notice must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. In the event that the number of directors is increased and there is a public announcement of the increase or a public announcement naming all of the nominees for director at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall be considered timely if delivered within the time period described above. If such public announcement is made later, a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
     Any such notice by a stockholder shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such stockholder and such beneficial owner, if any, and (iv) any material interest of such stockholder and such beneficial owner, if any, in such business. If a stockholder proposes the nomination for election of directors, such notice by the stockholder shall also set forth as to each person whom the stockholder proposes to nominate (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (“Exchange Act”) or any successor regulation thereto, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Corporation of the expenses of any solicitation of proxies should such person be elected a Director of the Corporation. No person shall be entitled to receive reimbursement from the Corporation of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Corporation.
     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by a stockholder who complies with the notice procedures set forth in this Section 4. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder gives timely written notice thereof to the Secretary of the Corporation setting forth the information required in the paragraph immediately above. To be timely, any such notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
     For purposes of this Section 4, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section and, if such determination should be made, the Chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

     Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4. Nothing in this Section 4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or the holders of any series of preferred stock to elect directors under specified circumstances.
     Section 5. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting until such quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.
     Section 6. Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Except as otherwise provided in the Charter, in each election of directors cumulative voting shall not be allowed. Each share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or by the Charter. Unless otherwise provided in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.
     Section 7. Proxies. A stockholder may vote the shares of stock owned of record by such stockholder, either in person or by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
     Section 8. Voting of Shares by Certain Holders. Shares registered in the name of another corporation, if entitled to be voted, may be voted by the President, a Vice President or a proxy appointed by the President or a Vice President of such other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such other corporation presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any fiduciary may vote shares registered in the fiduciary’s name as such fiduciary, either in person or by proxy.
     Shares of its own stock directly or indirectly owned by this Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
     The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.
     Section 9. Inspectors. At any meetings of stockholders, the Chairman of the meeting shall appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.
     Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
     Section 10. Informal Action by Stockholders. Except as provided herein, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous written consent, setting forth such action, is signed by each stockholder entitled to vote on the matter and such consent is filed with the records of stockholders’ meetings. The holders of any class of capital stock, other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the Corporation gives notice of the action to each stockholder not later than 10 days after the effective time of the action. Notwithstanding the foregoing, action by written consent of less than all of the holders of common stock shall be permitted if and to the extent it becomes permitted under the Maryland General Corporation Law.
     Section 11. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.
ARTICLE II
BOARD OF DIRECTORS
     Section 1. Management. The management and control of the business of the Corporation shall be vested in a Board of Directors, consisting of seven (7) persons, who shall be elected at the annual meeting of stockholders for a term of one (1) year, and who shall hold office until their successors are duly elected and qualify. The number of Directors may be increased or decreased by the Board of Directors at any regular meeting or any special meeting called for that purpose, provided that the number thereof shall not be more than eleven (11), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of Directors.
     Section 2. Vacancies. Any vacancies on the Board of Directors caused by resignation, death or otherwise shall be filled by the remaining Directors at any regular or special meeting, except that a vacancy resulting from an increase in the number of Directors shall be filled by a majority vote of the entire Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office, provided that a Director elected to fill a vacancy resulting from an increase in the number of Directors shall be elected to serve until the next annual meeting of stockholders and until the Director’s successor is duly elected and qualifies.
     Section 3. Regular Meetings. A meeting of the Board of Directors to elect officers and transact other business shall be held as soon as practical after each annual meeting of stockholders. No notice of such regular meeting need be given to the Directors. The Board of Directors shall also meet regularly at such times as may be designated from time to time by the Board of Directors.
     Section 4. Special Meetings. Special Meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, by a majority of the Directors, or by any two (2) Directors, to be held at the principal office of the Corporation in the State of Maryland, or at such other place or places as the Board of Directors may from time to time designate.
     Section 5. Notice. Notice of every regular, except as otherwise provided in Article II, Section 3 of these Bylaws, or special meeting of the Board of Directors shall be given to each Director at least three (3) business days prior thereto by written notice delivered (i) personally to the Director’s last known business or residence address, (ii) by facsimile sent to the Director’s last known business or residence address, (iii) by personal telephone call, or (iv) by electronic mail to any electronic mail address as designated in writing by the Director, or by any other electronic means.
     Any Director may waive notice of any meeting by written waiver filed with the records of the meeting, either before or after the holding thereof. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to specified in the notice or waiver of notice of such meeting.
     Section 6. Quorum. A quorum for the transaction of business at every meeting of the Board of Directors shall consist of a majority of the Board of Directors, and the vote of a majority of those present at a meeting at which a quorum is present shall be required to pass any measure or resolution unless a greater number is required by the Charter of the Corporation or by these Bylaws. If less than a quorum of Directors is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The Directors present at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.
     Section 7. Telephone Meetings. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
     Section 8. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each Director and such consent is filed with the minutes of proceedings of the Board of Directors.
     Section 9. Compensation. By resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, at meetings of the Board of Directors or committees thereof may be paid to the non-employee Directors (in cash or capital stock of the Corporation); but nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 10. Resignation. A Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon the receipt thereof by the Board of Directors or such officer and the acceptance of such resignation shall not be necessary to make it effective.
ARTICLE III
COMMITTEES
     Section 1. General Provisions. The Board of Directors may establish committees, composed of one or more Directors, from among its members. Any such committee shall serve at the pleasure of the Board of Directors and shall have such powers in the management of the business and affairs of the Corporation as may be delegated by the Board of Directors consistent with law. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which such a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in place of an absent member.
     Section 2. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
     Section 3. Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if an unanimous consent which sets forth the action is signed by each member of the committee and such consent is filed with the minutes of the proceedings of such committee.
     Section 4. Minutes of Meetings. The minutes of any meeting of a committee shall be distributed to each member of the Board of Directors.
ARTICLE IV
OFFICERS
     Section 1. General Provisions. The officers of the Corporation shall consist of a President, Secretary, Treasurer, Chief Executive Officer, and Chairman of the Board of Directors and also may consist of a Chief Operating Officer, a Vice-Chairman of the Board of Directors, one or more Vice-Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers as the Board of Directors may determine from time to time. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until that officer’s successor is duly elected and qualifies or until that officer’s death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In its discretion, the Board of Directors may leave vacant any office except that of President, Treasurer and Secretary. Election or appointment of an officer or agent shall not in itself create contract rights between the Corporation and such officer or agent.

     Section 2. Removal. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 3. Vacancies. A vacancy in any office may be filled by the Board of Directors.
     Section 4. Chief Executive Officer. The Board of Directors shall designate a Chief Executive Officer. In the absence of such designation, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.
     Section 5. Chairman of the Board. The Board of Directors shall designate a Chairman of the Board of Directors (or one of more Co-Chairmen of the Board of Directors). The Chairman of the Board of Directors shall preside over the meeting of the Board of Directors and of the stockholders at which the Chairman shall be present. If there be more than one, the Co-Chairmen designated by the Board of Directors will perform such duties. The Chairman of the Board of Directors shall perform such other duties as may be assigned to the Chairman or Co-Chairmen by the Board of Directors.
     Section 6. President. The Board of Directors shall designate a President. The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. In general, the President shall have all powers and shall perform all duties incident to the office of President as may from time to time be prescribed by the Board of Directors.
     Section 7. Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

     Section 8. Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.
     Section 9. Vice President. The Vice President or Vice Presidents shall have such duties and functions as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President, except as may otherwise be provided by the Board of Directors.
     Section 10. Secretary. The Secretary shall be responsible for recording all meetings of Board of Directors, all meetings of the stockholders and all the proceedings of the meetings thereof in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, and shall perform such other duties incident to the office of Secretary as from time to time may be prescribed by the Board of Directors or by the President. The Secretary shall have general charge of the stock ledger and custody of the corporate records and of the seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by signature of the Secretary or by the signature of such Assistant Secretary. Subject to Section 11 of this Article IV, in the absence of the Secretary, the Board of Directors may designate an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by that officer’s signature.
     Section 11. Assistant Secretary. The Assistant Secretary, if one (1) (or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, or, in the absence of such determination, then in the order of their election) shall, in the absence of the

Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 12. Treasurer. The Treasurer shall have general charge of the financial affairs of the Corporation. The Treasurer shall in general have all powers and perform all duties incident to the office of Treasurer and such as may from time to time be prescribed by the Board of Directors or by the President.
     Section 13. Assistant Treasurer. The Assistant Treasurer, if one (1) (or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 14. Other Officers. Such other officers as may be elected by the Board of Directors shall have such powers and perform such duties as the Board may from time to time prescribe.
     Section 15. Compensation. The Board of Directors shall fix the compensation of the Chief Executive Officer from time to time and such officer shall not be prevented from receiving such compensation by reason of the fact that the officer is also a Director of the Corporation. Notwithstanding anything contained herein to the contrary, all matters relating to compensation are reserved to the Board of Directors.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.
     Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.
     Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.
ARTICLE VI
SHARES OF STOCK
     Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by the stockholder in the Corporation. Each certificate shall be signed by the President or Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.
     Section 2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
     Section 3. Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.
     Section 4. Closing of Transfer Books or Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days, and in the case of a meeting of stockholders not less than 10 days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.
     If no record date is fixed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.
     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
     Section 5. Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of stock of each class held by such stockholder.
ARTICLE VII
DIVIDENDS
     Section 1. Declaration. Dividends upon the shares of stock of the Corporation may be declared by the Board of Directors, subject to the provisions of law and the Charter of the Corporation. Dividends may be paid in cash, property or shares of the Corporation, subject to the provisions of law and the Charter of the Corporation.
     Section 2. Contingencies. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE VIII
SEAL
     Section 1. Seal. The corporate seal, if the Corporation shall decide to have a seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Maryland”. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

     Section 2. Affixing Seal. Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE IX
FISCAL YEAR
     The fiscal year of the Corporation shall end on the 31st day of December of each year unless otherwise provided by the Board of Directors.
ARTICLE X
INDEMNIFICATION
     Section 1. General. Without affecting the rights, if any, of current or former directors and officers of the Corporation as such rights exist prior to this date, to the maximum extent permitted by Maryland law, the Corporation shall indemnify any of its directors or officers who serve in such capacities from and after the date of these Amended and Restated Bylaws against any and all liabilities and expenses incurred in connection with their services in such capacities, and shall indemnify, to the same extent, persons who serve, at its request, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise from and after the date of these Amended and Restated Bylaws.
     Section 2. Advancement of Expenses. Without affecting the rights, if any, of current or former directors and officers of the Corporation as such rights exist prior to this date, the Corporation shall advance expenses to those directors and officers and other persons referred to above to the full extent permitted by Maryland law. This indemnification of directors and officers shall also apply to directors and officers who are also employees, in their capacity as employees.

The Board of Directors may by resolution or agreement make further provision for indemnification of employees and agents to the extent permitted by Maryland law.
ARTICLE XI
WAIVER OF NOTICE
     Whenever any notice is required to be given pursuant to the Charter or Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE XII
AMENDMENT OF BYLAWS
     The Board of Directors shall have the power and authority to amend, alter or repeal these Bylaws or any provision thereof, and may from time to time adopt additional Bylaws; provided, however, that any bylaw made and adopted by the stockholders may be subsequently altered or repealed only by action of the stockholders.
* * *
     The foregoing is certified as the Bylaws of the Corporation adopted by the Board of Directors on and effective as of July 25, 2002.

/s/ Ross J. Altman
Ross J. Altman, Secretary

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
SUNTERRA CORPORATION
Effective October 20, 2003
Authorizing Amendment to Bylaws to Issue Shares in Book-Entry Form
     The undersigned, constituting all of the directors of Sunterra Corporation, a Maryland corporation (the “Corporation”), acting pursuant to the Bylaws of the Corporation and the laws of the State of Maryland, hereby waive the giving of any notice of a meeting of the Board of Directors of the Corporation and, without a meeting, unanimously adopt the following resolutions and consent to the actions authorized thereby, effective as of the date set forth above:
     WHEREAS, The Bylaws of the Corporation currently provide that all shares shall be issued to stockholders in a physical certificate; and
     WHEREAS, The Corporation and the Board of Directors recognize that it will ease an administrative burden to issue shares in book-entry form;
     NOW, THEREFORE, BE IT RESOLVED, That this Board of Directors hereby approves the following amendment to Article VI of its Bylaws:
ARTICLE VI
SHARES OF STOCK
     Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by the stockholder in the Corporation. However, the board of directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Each certificate, when issued, shall be signed by the President or Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the

Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.
     Section 2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Upon notice to the Corporation or the transfer agent of the Corporation by a shareholder of the shareholder’s intention to transfer an uncertified share or shares of the Corporation’s stock accompanied by a duly endorsed stock power or by proper evidence of succession, assignment or authority to transfer, the Corporation may, at the request of the transferee, issue a new certificate to the person entitled thereto, and shall record the transaction upon its books.
     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
     Section 3. Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.
     RESOLVED, That these resolutions hereby ratify, approve and confirm any and all acts and things that the President, any Senior Vice President or any Vice President has done or may do in any way relating to or arising from or in connections with these resolutions.
[SIGNATURES ON FOLLOWING PAGE]

This Unanimous Written Consent may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document. Facsimile signatures on this consent may be accepted in lieu of the original signatures.
This Unanimous Written Consent is effective as of the date first above written.

/s/ Nicholas J. Benson	/s/ David Gubbay
Nicholas J. Benson	David Gubbay

/s/ Joseph Jacobs	/s/ Frederick Simon
Joseph Jacobs	Frederick Simon

/s/ Bradford T. Whitmore	/s/ Charles F. Willes
Bradford T. Whitmore	Charles F. Willes
Being all of the Directors of Sunterra Corporation

SECOND AMENDMENT
TO THE AMENDED AND RESTATED BYLAWS OF
SUNTERRA CORPORATION
     The undersigned, Frederick C. Bauman, being the Secretary of Sunterra Corporation, a Maryland corporation (the “Corporation”), does hereby certify on behalf of the Corporation that the following Second Amendment to the Bylaws of the Corporation was adopted by the Board of Directors of the Corporation (the “Board”) on December 23, 2004 during a telephonic meeting of the Board at which a quorum was present, and said resolution has not been amended, rescinded or modified by the Board since its adoption and remains in effect as of the date hereof.
The Amended and Restated Bylaws of Sunterra Corporation, as amended to date, have been amended to replace Section 1 of Article I thereof in its entirety with the following:
“Section 1. Annual Meeting. The annual meeting of stockholders of Sunterra Corporation (the “Corporation”) shall be held each year at the principal office of the Corporation in the State of Maryland, or at such other place as may be determined the Board of Directors, during the period from and including February 15th to and including March 16th, at such date, hour and place within or without the State as may be fixed by the Board of Directors for the purpose of election of Directors and for the transaction of such other business as may properly come before the meeting. Failure to hold an annual meeting shall not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.”
     IN WITNESS WHEREOF, the undersigned, being duly authorized to deliver this Certificate, does hereby make and deliver this certificate as of January 12, 2005.

/s/ Frederick C. Bauman
Frederick C. Bauman, Secretary

THIRD AMENDMENT
TO THE AMENDED AND RESTATED BYLAWS OF
SUNTERRA CORPORATION
     The Amended and Restated Bylaws of Sunterra Corporation (the “Corporation”) are hereby amended by adding the following new Section 12 at the end of Article I:
“Section 12. Maryland Control Share Acquisition Act. Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, the Maryland Control Share Acquisition Act, or any successor statute (the “Act”), shall not apply to any acquisition by any person of shares of stock of the Corporation of any class. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares (as defined in the Act) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition (as defined in the Act).”
     The foregoing Amendment was adopted by the Board of Directors of the Corporation on and effective as of March 9, 2007.

/s/ Frederick C. Bauman
Frederick C. Bauman
Secretary